Exhibit 23.1


                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
LightPath Technologies, Inc.

We consent to incorporation by reference in the registration statements (No.'s 333-41705, 333-92017, 333-96083, 333-50976 and 333-50974) on Form S-8 and (No.'s
333-37443,  333-39641, 333-93179, 333-94303, 333-37622, 333-47992 and 333-51474)
on Form S-3 of LightPath Technologies, Inc. of our report dated August 1, 2001, relating to the consolidated balance sheets of LightPath Technologies, Inc. as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the June 30, 2001, annual report on Form 10-KSB of LightPath Technologies, Inc.

                                              /s/ KPMG LLP

Albuquerque, New Mexico
August 28, 2001